SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 2, 2006

BriteSmile, Inc.
(Exact name of registrant as specified in its charter)

Utah	1-11064	87-0410364
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

460 North Wiget Lane, Walnut Creek, California	94598
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (925) 941-6260

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

                    On June 2, 2006, the Company received notice from the Nasdaq Stock Market that the Company has evidenced compliance with the decision of the Nasdaq Listing Qualification Panel (the “Panel”) dated March 17, 2006, and as a result the Company has demonstrated compliance with all Nasdaq Marketplace Rules.  Accordingly, the Company was notified that the Panel has determined to continue the listing of the Company’s securities on The Nasdaq Capital Market.  The Company’s trading symbol will remain BSML.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

BriteSmile, Inc.

	By:	/s/Kenneth Czaja

	Name:	Kenneth Czaja
	Title:	Chief Financial Officer
Date: June 5, 2006